UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 18, 2013
(Date of earliest event reported)

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  333-166786

Nevada	45-3849662
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

411 University Ridge Suite D

Greenville, SC 29601

(Address of principal executive offices, including zip code)

(864) 751-4880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

The following information (including Exhibit 99.1 and Exhibit 99.2 referenced below) is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On April 18, 2013, Scio Diamond Technology Corporation (the “Company”) announced that it will be featured on an upcoming airing of “Built in America,” a Fox Business News show.  The Company also announced its year ending production status.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also on April 18, 2013, the Company posted its current investor slide presentation on its website.  The slide presentation is attached hereto as Exhibit 99.2, and is available to the public under the Investor Relations section of the Company’s website at www.sciodiamond.com, under “Webcasts and Presentations.”  The Company has prepared this slide presentation to provide public disclosure of certain operational information. The information provided in this presentation was based on information available to the Company as of the date of this filing. The Company does not undertake any obligation to update this investor slide presentation as conditions change or as additional information becomes available.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

99.1                        Press Release issued on April 18, 2013

99.2                        Slide Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION

By:	/s/ Michael McMahon
Michael McMahon Chief Executive Officer

Date:  April 18, 2013